Exhibit 99.60

EXECUTION VERSION

SECOND AMENDMENT TO EQUITYHOLDERS’ AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) of that certain Equityholders’ Agreement dated as of November 28, 2008 (the “Original Agreement”) is entered into as of December 17, 2012, by and among CLEARWIRE CORPORATION, a Delaware corporation (the “Company”), SPRINT HOLDCO, LLC, a Delaware limited liability company (“Sprint”), SN UHC 1, INC., a Delaware corporation (“SN UHC”), EAGLE RIVER HOLDINGS, LLC, a Washington limited liability company (“Eagle River”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A, a Delaware corporation (“Intel A”), INTEL CAPITAL CORPORATION, a Delaware corporation (“Intel Capital”), INTEL CAPITAL (CAYMAN) CORPORATION, a Cayman Islands corporation (“Intel Cayman”), MIDDLEFIELD VENTURES, INC., a Delaware corporation (“Middlefield”, and together with Intel A, Intel Capital and Intel Cayman, “Intel”), and COMCAST CORPORATION, a Pennsylvania corporation, in its capacity as the Strategic Investor Representative (“Comcast”), as amended by Amendment to Equityholders’ Agreement, dated as of December 8, 2010 (together with the Original Agreement, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Eagle River and the other parties to the Agreement desire to amend the Agreement such that the Agreement will terminate with respect to Eagle River, except as provided below.

NOW THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Termination. The parties agree that the Agreement is hereby amended such that Eagle River is no longer an Equityholder thereunder and all provisions of the Agreement are hereby terminated with respect to Eagle River, except that Sections 4.4, 4.6, 4.7, 4.9, 4.10, 4.15, and 4.17 through 4.20 of the Agreement (which shall be deemed incorporated into this Amendment) shall not terminate with respect to Eagle River and shall survive this Amendment.

2. Other Provisions. This Amendment shall be limited as written and nothing herein shall be deemed to constitute an amendment of any other term, provision or condition of the Agreement or prejudice any right or remedy that any party hereto may have or may in the future have under the Agreement or otherwise. Except as expressly set forth herein and in any waiver executed in accordance with the terms of the Agreement, all provisions of the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Amendment.

4. Confidential Information. This Amendment shall be deemed Confidential Information as defined in Section 4.7 of the Agreement.

5. Amendment/Assignment. This Amendment may only be amended by an instrument in writing signed on behalf of each of the parties hereto. No party may assign his or its rights or delegate his or its duties and obligations to be performed under this Amendment without the prior written consent of each of the other parties. Other than with respect to Sprint Nextel and the Strategic Investors (other than Comcast), which are not signatories to this Amendment but which shall be third party beneficiaries of this Amendment, no other Person that is not a party hereto may exercise any right or enforce any obligation under this Amendment.

6. Agreement. This Amendment sets forth the entire understanding of the parties with respect to the subject matter contemplated hereby. This Amendment is binding on and will inure to the benefit of Sprint Nextel and all of the Equityholders as well as all other parties hereto and their respective successors and permitted assigns.

7. Effectiveness; References. This Amendment shall become effective as of the date hereof upon the execution and delivery of counterparts hereof by each of the parties hereto. Each reference to “hereof”, “hereunder” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference in the Agreement shall, after the amendments herein become effective, refer to the Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date set forth in the first paragraph hereof.

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A		INTEL CAPITAL CORPORATION

/s/ Arvind Sodhani		/s/ Arvind Sodhani
Name:	Arvind Sodhani	Name:	Arvind Sodhani
Title:	President	Title:	President

CLEARWIRE CORPORATION		INTEL CAPITAL (CAYMAN) CORPORATION

/s/ Hope Cochran		/s/ Arvind Sodhani
Name:	Hope Cochran	Name:	Arvind Sodhani
Title:	Chief Financial Officer	Title:	President

MIDDLEFIELD VENTURES, INC.

/s/ Arvind Sodhani
		Name:	Arvind Sodhani
		Title:	President

[Signature Page to the Second Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

SPRINT HOLDCO, LLC

By:	/s/ Charles R. Wunsch
	Name:	Charles R. Wunsch
	Title:	President

SN UHC 1, INC.

By:	/s/ Charles R. Wunsch
	Name:	Charles R. Wunsch
	Title:	President

[Signature Page to the Second Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

EAGLE RIVER HOLDINGS, LLC
By:	Eagle River Inc., its Manager

By:	/s/ Amit Mehta
	Name:	Amit Mehta
	Title:	Vice President

[Signature Page to the Second Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

COMCAST CORPORATION, as the Strategic Investor Representative

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature Page to the Second Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, SN UHC 1, Inc., Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]